Exhibit 10.4
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
EXTRACORPOREAL DISPOSABLES DISTRIBUTION AGREEMENT
          This Agreement, dated as of July 25, 2007 (the “Effective Date”), is between Medisystems Corporation, a Washington corporation with offices at 701 Pike Street, 16th Floor, Seattle, Washington 98101-3016 (“MDS”) and Henry Schein, Inc. a Delaware corporation with offices at 135 Duryea Road, Melville, NY 11747 (together with its subsidiaries, “Schein”).
          In consideration of the mutual promises made herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
   1.0 BACKGROUND
     1.1 The following are examples of certain disposable medical devices useful in dialysis and pheresis therapies (collectively, the “Products”):
a.	Blood, dialysate and/or fluid sets for dialysis such as blood tubing sets, peritoneal sets, reversing connector sets, priming sets and the like (“BTL”),

b.	extracorporeal access needle sets such as AVF needle sets, pheresis needle sets, ButtonHole needle sets, Vasca access needle sets and the like (“AVF”),

c.	antistick, plastic access needle/connectors and the like (“Needleless”), and

d.	air filters, such as transducer protectors, diagnostic pressure measurement devices and the like (“TP”).
     MDS designs and supplies certain Products under Specifications (as hereinafter defined) including MDS labeling which MDS controls and currently has produced by subsidiaries or contract manufacturers (“MDS Products”). Schein wishes to purchase certain MDS Products for resale to its dialysis customers in certain countries of the world as listed in Exhibit A (the “Territory”).
   2.0 TERM OF AGREEMENT

     2.1 The term (including any extensions, the “Term”) of this Agreement shall be for a two year period beginning on the Effective Date of this Agreement. The Agreement shall terminate at the end of the Term, unless the parties agree on provisions for an extension of the Term not less than six (6) months prior to the date on which this Agreement would otherwise terminate.
   3.0 MDS PRODUCTS
     3.1 The MDS Products that Schein wishes to purchase pursuant to this Agreement are listed in Exhibit B as “MDS BTL”, “MDS AVF”, “MDS Needleless”, “MDS TP”, etc., as such Exhibit B may be amended from time to time by mutual agreement of the parties. The codes of the MDS Products that are the subject of this Agreement are hereafter referred to as “Codes”. The Codes shall meet specifications as set forth in Exhibit C, or as such specifications, including labeling may be modified from time to time pursuant to Sections 9.1, 9.2 and 9.3 (the “Specifications”), provided that such modifications are agreed upon in amendments to Exhibit C signed pursuant to Section 18.3 hereof.
     MDS reserves the right, at its sole discretion, to incorporate clinical use enhancements or developments in existing Codes of the MDS Products or to supply existing Codes from alternate manufacturing sites even if MDS designates them with a different Code prefix, provided that no price increase is requested by MDS.
   4.0 PURCHASES AND ORDERS
     4.1 Subject to the terms and conditions of this Agreement, MDS shall sell the MDS Products listed in Exhibit B to Schein and Schein shall purchase the MDS Products listed in Exhibit B for use or resale by Schein only in the Territory.
     4.2 “Contract Year” shall mean the twelve-month period commencing on the Effective Date and each subsequent twelve-month period during the Term.
     4.3 During the Term of this Agreement, Schein hereby agrees to sell in the Territory BTL and AVF sourced only and exclusively from among MDS BTL and MDS AVF listed in Exhibit B (the “Exclusive Products”). Except as provided in this Agreement, Schein shall not purchase or sell in the Territory any Products identical, similar or competitive to Exclusive Products from any other supplier (“Competing Products”).

     Further, during each [**] month period during the Term of this Agreement, Schein shall purchase from MDS, by way of valid Delivery Orders (as hereinafter defined) only, not less than [**] pairs of MDS BTL and [**] each-equivalents of MDS AVF (the “Purchase Commitment”).
     Notwithstanding the above, if during any Contract Year during the Term of this Agreement MDS or its affiliates sells more than $[**] worth of either the MDS BTL or the MDS AVF listed in Exhibit B directly to any provider of chronic in-center dialysis services, then for such Contract Year and for any remaining Contract Year during the Term of this Agreement, Schein shall be relieved of its obligation not to purchase or sell either BTL and/or AVF, as the case may be, that are Competing Products.
     The failure of Schein to order the minimum quantities of the Purchase Commitments shall be a material breach of this Agreement, and shall entitle MDS to terminate this Agreement pursuant to Section 14.1 hereof and to seek any and all other remedies provided for in this Agreement.
     4.4 Schein hereby warrants that as of the Effective Date, Schein neither purchases from any source nor sells, any Competing Products in the Territory.
     4.5 After the Effective Date, except as set forth in Sections 8.1 and 8.9, MDS shall not sell Exclusive Products to any Med/Surg Distributor (as hereinafter defined), other than Schein, in the Territory. For the purposes of this Agreement a “Med/Surg Distributor” is defined as a distributor who distributes general medical/surgical items such as syringes, gauze, drugs, etc. rather than one who distributes primarily dialyzers, dialysis services and/or dialysis machines. Med/Surg Distributors include [**] and other similar general medical surgical item distributors.
     4.6 Notwithstanding 4.5 above, as of the Effective Date, MDS sells or may sell MDS Products, including Exclusive Products, to dialysis specialty distributors currently including Fresenius Medical Care, Inc., Baxter Healthcare Corporation, NxStage, Inc., Gambro Renal Products, Inc., B. Braun Medical and Sorb Technology, each of which is a manufacturer or exclusive importer of a hemodialyzer, hemodialysis machine, implanted dialysis access port or provider of specific dialysis services. All MDS Products sold to [**] are intended for exclusive use by [**] as a provider of specific dialysis services in its owned or managed facilities and for the home-care patients thereof. MDS, to the extent allowable by law, will not sell MDS Products to [**] with the intent that [**] will distribute, redistribute, resell, or otherwise transfer to any other third party any MDS Products during the term of this Agreement.
     4.7 Except as set forth in Section 8.9, MDS shall not sell Exclusive Products to any distributor at more favorable prices, including [**], discounts and the like, than those offered to Schein for similar Delivery Order or Purchase Commitment quantities.
     4.8 Prior to the [**] day of each month during the Term of this Agreement (the “Order Date”), Schein will provide MDS with one or more noncancellable delivery order(s) (a “Delivery Order” or “Delivery Orders”) for the MDS Products. Any Delivery Order provided to MDS after the [**] day of the month shall be deemed to have an Order Date on the [**] day of the subsequent month. The requested delivery date (“Due Date”) provided by Schein on each Delivery Order shall be not earlier than [**] days after the Order Date for all Products. Each Schein Delivery Order for delivery to each FOB Location (as hereinafter defined) shall conform to the per Code or per MDS Product quantity minimums and multiples stated in Exhibit B.
     Any Delivery Orders with a common Due Date, FOB Location and Manufacturing Location that cumulatively comprise less than the number of pallets required to comprise full container loads or truck loads as indicated in Exhibit B, shall be subject to freight cost premiums as quoted to Schein by MDS at the time the Delivery Order is accepted.
     4.9 MDS shall not be required to accept any Schein Delivery Orders with a common Order Date to the extent that the quantity of Codes in any Code Group so ordered exceeds [**] percent ([**]%) of the average monthly quantity ordered during the immediately preceding [**] months. If accepted, such excess quantities shall be deemed to have an Order Date on the [**] day of the next subsequent calendar month and shall remain subject to the provisions of this Section. If MDS reallocates any Schein Delivery Orders pursuant to this Section 4.9, it shall consult with Schein to determine which orders shall be reallocated to a future Order Date.
     Notwithstanding the foregoing, MDS shall be obligated to deliver MDS Products in excess of such [**]% if the Delivery

Orders for such excesses are for Codes to be sold by Schein to customers already purchasing such Codes from another MDS Contract Distributor, but only to the extent that the excesses in Delivery Orders are for such sales.
     4.10 To the extent Schein commences sale to any new customer with more than [**] hemodialysis patients and, as a result, Schein’s Delivery Orders to MDS increase significantly, MDS’s timely delivery of such increased quantities of MDS Products shall not be subject to the provisions of Section 8.5. In such a circumstance, however, MDS will use reasonable commercial efforts to fulfill all of Schein’s requirements as soon as commercially possible.
     4.11 Notwithstanding the foregoing, during the final [**] months of this Agreement as determined in accordance with Section 2.1 hereof, MDS shall not be obligated to accept Delivery Orders to the extent that they cumulatively exceed [**]% of the cumulative quantity of MDS Products ordered pursuant to Delivery Orders placed in the immediately preceding [**] month period.
     4.12 In the event that either Schein or MDS determines that [**], Schein and MDS shall [**]. In the event that Schein and MDS agree on a [**], MDS and Schein shall [**] agree to a [**] which will include such [**]; provided, however, that Schein [**] to the extent of [**]. As of the Effective Date, all [**] under any previous agreement between MDS and Schein are [**], and new [**] may be [**]. All [**]. The [**] will be [**] as reasonably possible based on [**].
     MDS shall be [**] including but not limited to; [**].
     4.13 By the [**] day of each month during the Term of this Agreement, Schein shall provide MDS with a non-binding forecast of the quantity of each Code Schein estimates it shall place orders for during the following [**] months. These forecast figures will be e-mailed to the Marketing Services Manager [**].
     By the [**] day of each month, Schein shall also provide Schein end-user sales information to MDS from the previous month, including MDS Product sales across all Schein divisions. Such sales information shall include; the Code, quantity, end-user name, end-user city and end-user state. By the [**] day of each month, Schein shall also provide its ending inventory information from the previous month to MDS, including inventory amounts across all Schein divisions, by Code and warehouse.
   5.0 SHIPMENT OF MDS PRODUCTS
     5.1 MDS will ship the MDS Products, freight and insurance paid, to the F.O.B. location specified on Schein’s Delivery Order (“F.O.B. Location”) at the prices listed in Exhibit D, provided however, Schein shall only specify F.O.B. Locations listed in Exhibit D. MDS and Schein may agree to add new F.O.B. Locations at any time provided the prices for delivery to such F.O.B. Locations shall be added by amendment to Exhibit D, signed pursuant to Section 18.3 hereof.
     5.2 MDS shall prepare and send by facsimile transmission or via e-mail to Schein a packing list for each shipment of MDS Products. This shipping information will include Schein’s specific purchase order number, item shipping quantities, and item back order information. When MDS has the necessary systems and procedures in place, the packing slip will also accompany the shipment to avoid loss of missing faxes and to reduce the chance of mismatching the paper to the shipment.
     5.3 MDS shall notify Schein as soon as MDS becomes aware that any shipment may not be delivered within a period commencing [**] days prior to the Due Date and ending [**] days after the Due Date applicable to a Delivery Order, such period being hereinafter referred to as the “Delivery Window”. Except as set forth in Section 8.1, if MDS is delinquent with Delivery Orders properly placed by Schein and accepted by MDS in accordance with the terms of this Agreement, and as a result, to the degree that Schein has insufficient MDS Products to ship to its customer in its customary manner and at customary prices, MDS will be responsible for incremental freight costs including all priority and cross shipping charges associated with MDS delayed order fulfillment provided that the proper documentation of such incremental charges is produced, with prior written authorization by MDS, of which such authorization shall not be unreasonably withheld.
     5.4 Schein will notify MDS in writing of any receiving discrepancy (over, short or patently damaged), within [**] business days of receipt of such delivery. Schein hereby agrees to hold the relevant part (over, short or patently damaged) intact pending resolution by MDS. At the time of receipt of MDS Products by Schein, any damage, shortage or overage noted at that time must be noted by Schein on the Bill of Lading. Credit will be issued only upon MDS’ verification of such damage, shortage or overage, which verification shall not be unreasonably with-held. MDS hereby agrees to arrange verification and to provide a disposition of such receiving discrepancy within [**] business days from receipt of such notice. In the event of a receiving discrepancy, for the purpose of Section 7.1, MDS’s invoice shall be deemed to be dated on the date MDS provides the disposition.
     5.5 Schein accepts MDS’s standard packaging and palletizing methods. MDS will examine proposals to modify the palletizing methods as requested by Schein, and provided these modifications are approved by MDS, Schein agrees to pay any additional costs and to accept responsibility for any damage related to the new packaging methods. MDS will use reasonable best efforts to revisit its pallet size and work to conform to the Schein rack height configurations.
   6.0 PRICES

     6.1 During [**] of this Agreement, MDS will sell the Codes meeting the Specifications set forth in Exhibit C to Schein, and Schein agrees to buy the MDS Products from MDS at the base prices and at F.O.B. Locations listed in Exhibit D (“Base Prices”). MDS makes no commitment to provide any Code at these Base Prices beyond [**] of this Agreement. Any price increase for [**] shall be limited to MDS’ increased costs of goods sold. MDS shall notify Schein of the prices for the second Contract Year [**] months after the Effective Date.
     6.2 [**] months prior to the end of the initial two year Term of this Agreement, and [**] months prior to the end of the last year of any extension of the Term of this Agreement, MDS may submit to Schein a written proposal for a revised Exhibit D which, if submitted, shall set forth MDS’ proposed prices for MDS Products applicable during the next term of this Agreement, subject to the other terms and conditions of this Agreement, if the parties agree to extend this Agreement.
     6.3 The quantity prices listed in Exhibit D are set forth on the basis of the total quantity of Delivery Orders placed during each Contract Year for Codes. Prices include all United States import duties, clearing charges, and freight up to the F.O.B. Location designated.
     6.4 It is expressly agreed that Base Prices for the MDS Products include delivery in full trailer load or container load quantities to each F.O.B. Location, by ocean freight or least cost overland method. Premiums for (i) air freight, (ii) LTL shipments, (iii) expedited delivery, (iv) shipments of partial orders, or (v) other unusual or extra transportation expenses, if authorized in advance by Schein in writing, (“Premiums”) will be invoiced to Schein.
     6.5 Schein will qualify for an additional [**]% discount (“Additional Discount”) from MDS, provided their Net Purchases (as hereinafter defined) from MDS are greater than $[**] over the most recent [**]-month period. If Schein does qualify for such Additional Discount, the Additional Discount will be calculated at the conclusion of each calendar quarter, and shall be credited to Schein within 30 days of the end of the calendar quarter. Net Purchases are equal to the dollar amount invoiced by MDS to Schein, less all credits and discounts, including but not limited to all product returns, [**] and quick-pay discounts. MDS and Schein agree that should a change occur within section 4.6 of this Agreement with respect to a dialysis specialty customer, and as a result of such change the amount of

MDS Products that Schein is purchasing would materially increase, the companies agree to adjust the Net Purchases requirement of $[**] to a new figure mutually agreeable to both companies.
   7.0 PAYMENT
     7.1 The terms of payment for the MDS Products purchased by Schein under this Agreement shall be [**] days [**] from MDS’s invoice date, as determined by the date of collected funds receipt of wire transfer or ACH transfer to MDS’ designated financial institution. Any amounts not paid within [**] days from the invoice date shall be subject to a service charge until paid, in an amount equal to [**]% per month. Such service charge shall be computed on the last working day of the calendar month, on a pro rata basis if applicable, for invoices [**] days old or more. In addition, if full payment including service charge is not received by MDS within [**] days from MDS’s invoice date MDS may restrict weekly sales to Schein to a dollar amount equal to the payments received from Schein in the previous week. If full payment is not received by MDS within [**] days of MDS’s invoice date Schein shall be considered to be in material breach of this Agreement and subject to Section 14.1.
     MDS may invoice Schein upon email notification to Schein that MDS Products are available for carrier pickup at the FOB location listed in Exhibit D.
     7.2 All Schein payments are to be made by either wire transfer or ACH transfer and remitted to the financial institution designated by MDS to receive such payments.
   8.0 DELAYED AND REPLACEMENT PRODUCTS
     8.1 MDS assumes no liability and shall not be liable to Schein for any failure to fill or delay in filling Delivery Orders received from Schein to the extent such failure or delay results from strikes, lockouts, or any other labor troubles, floods, fires, accidents, delays in the delivery of raw materials, parts or completed merchandise by the supplier thereof or any cause beyond the control of or occurring without the fault of MDS. In the event of any delay caused by any of the above, MDS shall use commercially reasonable best efforts to fulfill Schein’s orders in a timely fashion, provided, however, that in the event of a shortage of available MDS Products, whether resulting from market conditions, manufacturing constraints, FDA action against any company or otherwise, MDS may allocate supply between Schein and other MDS customers at its discretion, but will use commercially reasonable best efforts to allocate in reasonable proportion to Schein’s market share, as compared to the total market size. MDS shall notify Schein promptly if it anticipates any potential delay in the filling of any of Schein’s Delivery Orders caused by any of the above.
     In the event an FDA action against any company results in a reduction of [**]% or more in the overall market supply within the Territory of any product type (AVF, BTL, etc.) MDS may allocate supply of MDS Products within such product type to any customer or distributor at its discretion without regard to the provisions of Sections 4.5, 4.6 or 4.7.
     8.2 Schein assumes no liability and shall not be liable to MDS for any failure to place Delivery Orders to the extent that such failure is because of strikes, lockouts, or any other labor troubles, floods, fires, accidents, or any cause beyond the control of or occurring without the fault of Schein.
     8.3 Notwithstanding Section 4.3, Schein may be relieved of its commitment to purchase Exclusive Products only from MDS, in whole or in part, at Schein’s option, should MDS be in material breach of this Agreement, if such breach remains uncured [**] days after MDS receives notice from Schein of such breach.
     8.4 Notwithstanding Sections 4.3 and 4.8 Schein may, at its option, be relieved of its obligations with respect to any specific Delivery Order, in whole or in part, at Schein’s option, should a delay caused by an event described in Section 8.1 occur, if such delay is uncured within [**] days after the Delivery Window of such Delivery Order. To the extent MDS is unable to deliver within [**] days after the Delivery Window applicable to any Delivery Order MDS Products delayed by an event described in Section 8.1, Schein may purchase replacement Products from others.
     8.5 Except as set forth in Sections 4.8 and 8.1, if MDS is unable to deliver MDS Products during the Delivery Window applicable to a Schein Delivery Order, or MDS replaces MDS Products pursuant to sections 11.3, 13.2 or 16.1, MDS will deliver or replace the MDS Products as soon as possible, on an expedited basis (via air freight, exclusive use truck, overtime customs clearance or similar means) at MDS’ expense if requested by Schein.

     8.6 To the extent MDS is unable to deliver MDS Products within [**] days of the Delivery Window applicable to a Schein Delivery Order, Schein may, at its option, purchase Products from other suppliers to meet its immediate needs. Schein also reserves the right to cancel outstanding orders if the [**] day Delivery Window is not met, up to the amount of orders not delivered to Schein within the Delivery Window.
     8.7 To the extent that Schein, pursuant to Sections 8.6, 10.1, 12.1 or 16.1, but not Section 8.1, purchases replacement products from others, which are documented to be not of MDS origin and more expensive than the relevant MDS Products, MDS shall credit Schein a portion of the cost of such replacement products up to [**]% of the applicable price of the MDS Products which were replaced or the cost of the replacement products, whichever is less, provided that Schein supplies MDS with copies of such orders and the invoices related thereto. To the extent Schein purchases and is credited for such replacement or fill-in products from others, it shall be relieved of its obligation to take delivery of and pay for equivalent quantities of MDS Products pursuant to Delivery Orders.
     8.8 Schein and MDS will make a cooperative effort to evaluate and implement supply chain improvement opportunities, as mutually agreed upon.
     8.9 To the degree that Schein has Obsolete Inventory or Excess Inventory (as hereinafter defined) and Schein advises MDS of such Product inventory, Schein and MDS will make reasonable cooperative efforts to transfer to other MDS Contract Distributors; return to MDS; or promote to Schein’s customers at a reduced price. Products that are no longer sold by MDS as a Code or specification (“Obsolete Inventory”) or Products considered by Schein to be at inventory levels greater than sales projections (“Excess Inventory”) may be requested for return to MDS, up to a maximum MDS invoice value of $[**] per calendar quarter (“Quarterly Credit”) without carryover of such Quarterly Credit, provided that any such Products returned to MDS are no older than [**] months after Sterilization Date and provided further that if MDS notifies Schein (in a form substantially similar to Exhibit I) that Schein is placing an order for Products that MDS reasonably believes will become Obsolete Inventory or considered Excess Inventory by Schein before such product can be sold, and notwithstanding such advice Schein refuses to revise such orders within [**] business days, and orders such volume, MDS will not accept the return of such Products. Schein must submit in writing any potential Quarterly Credit, within the calendar quarter, or it cannot be submitted for that quarter. MDS shall have the right to resell such returned Products to any party that it wishes to, including any Med/Surg Distributor. In addition, any approved returns pursuant to section 11.3 of this Agreement will not be included in the Quarterly Credit.
     MDS must receive any such qualified returned Products at MDS’ specified location within [**] days after providing written return authorization to Schein, or such return shall be disallowed.
     8.10 [**] each calendar quarter, Schein shall conduct a physical inventory review of all MDS Products at all Schein warehouses for the purpose of determining any inventory greater than [**] months and [**] months old based upon the lot number. Schein shall report to MDS each such Code, lot, quantity and location. Schein shall prioritize all MDS Products over [**] months old for early shipment. Schein shall manage all MDS Products [**] months old in a high priority fashion for immediate shipment to the next order, or in accordance with Section 8.9 if applicable.
   9.0 MDS PRODUCT CHANGES AND NEW MDS PRODUCTS
     9.1 During the Term of this Agreement, MDS shall offer, on a non-exclusive basis, to incorporate into the MDS Products any clinical use enhancements or developments or new MDS BTL or MDS AVF that MDS designs, which enhancements, developments or products MDS controls, such enhancements being subject to prior sale, exclusive license or exclusive contract.
     9.2 If Schein agrees in writing to accept any such enhancement or development or new MDS BTL or MDS AVF, and the parties agree in writing on any price adjustment made necessary or possible by such enhancement or development, Exhibits B, C and D shall be amended to incorporate such changes. Notwithstanding the above, MDS reserves the right to incorporate clinical use enhancements or developments in MDS Products as described herein, in accordance only with Section 9.3, provided that no price increase is requested by MDS.
     9.3 MDS shall notify Schein in writing, using the “Vendor Notice of Change” form attached as Exhibit F, at least [**] days prior to any substantial change in design of the MDS Products, components of the MDS Products or packaging which may necessitate in-servicing or notification to end-users.

   10.0 REGULATORY RESPONSIBILITY; LABELING; ADVERTISING, PROMOTIONS AND TRADE NAMES
     10.1 MDS shall be responsible, at its expense, for complying with all applicable regulatory requirements of the U.S. Food and Drug Administration (“FDA”) relating to the sale or use of the MDS Products, including but not limited to obtaining authorization under Section 510(k) of the United States Federal Food, Drug and Cosmetic Acts, as amended (the “Acts”). For MDS Products bearing the CE mark of the European Community MDS shall also be responsible, at its expense, for complying with all applicable requirements of the Council Directive 93/42/EEC of the European Community (commonly known as the Medical Device Directive “MDD”) and all amendments thereto. Failure of an MDS Product to meet the applicable FDA requirements, and where applicable the MDD requirements, or to obtain FDA approval or approval to display the CE mark as applicable, shall be considered a material breach of this Agreement by MDS as to which Schein’s exclusive remedies shall be to terminate this Agreement under Section 14.1, to terminate any specified Delivery Order(s) under Section 12.1 and/or to purchase Products from others to replace those MDS Products which fail to meet the applicable FDA requirements and as applicable, the MDD requirements, or which fail to obtain FDA approval or approval to display the CE mark. Except as specifically set forth in Section 12.1 of this Agreement, MDS shall have no obligation or liability to ensure that, and makes no representation or warranty that, any MDS Product complies with any applicable product regulations or laws of any regulatory agency in the Territory other than the FDA and where applicable the MDD regulations, but agrees to give to Schein any reasonable assistance requested in order to demonstrate that the MDS Products do so comply.
     10.2 Each use on the MDS Products of any MDS trade name owned or controlled by MDS (a “MDS Trade Name”)shall inure to the benefit of MDS. Should any such use vest in Schein any rights in any MDS Trade Name, Schein shall transfer such rights to MDS or its designee upon request of MDS.
     10.3 MDS represents and warrants to Schein that MDS has the right to authorize and so authorizes Schein to use any MDS Trade Name that MDS requests be used on or with MDS Products sold under this Agreement. MDS shall indemnify and hold Schein harmless from any and all claims, liability, damages, loss, cost, or expense (including reasonable attorneys’ fees and expenses) arising out of, based on, or caused by any claim that the use by Schein of an MDS Trade Name in a manner approved by

MDS infringes (or is alleged to infringe) upon any copyright, right to use, trade name, trademark or other right of any person or entity.
     10.4 Except as provided in this Agreement, MDS will not use any Schein Trade Name, or any trademark, trade name or logo confusingly similar therewith, during or after the Term of this Agreement. Except as provided in this Agreement, Schein shall not use any MDS Trade Name, trademark, logo, or any trade name, trademark or logo confusingly similar therewith in any MDS Product advertisement or display.
     10.5 Packaging for each unit-of-sale comprises multiples of each Code, whether such Codes are individually pouched or not, in cartons which are sealed, shippable and contain all such Codes’ labeling or references required by end-users (the “Unit-of-Sale”). Such Codes’ Unit-of-Sale are detailed in Exhibit B herein. Schein acknowledges that it will store, ship, handle and sell the MDS Products in their original, unopened Unit-of-Sale and in accordance with the labeling, and Schein will not remove, modify, repack, amend or relabel such Unit-of-Sale without prior, written approval of MDS.
     10.6 Schein hereby agrees that any written or oral statement, warning or representation made by Schein or its representatives in any advertising, publicity, promotion or sale regarding any of the MDS Products shall be consistent with the labeling of the MDS Products.
     10.7 Schein agrees to use its best reasonable efforts to promptly notify MDS whenever it becomes aware of the use of the MDS Products in a manner inconsistent with the labeling or the indications for use.
     10.8 Schein agrees to obtain MDS’s written authorization prior to the publication or distribution of any advertising, displays or promotional material regarding or referencing the MDS Products.
     10.9 During the Term of this Agreement, Schein shall allow MDS to buy back MDS Product from Schein’s inventory. Such product shall be used at MDS’ discretion for post market testing, product quality audits, market acceptance studies, stock rotation, market withdrawal, or other purposes in compliance with 21 CFR € 806, “Medical Devices; Reports of Corrections and Removals.” The definitions of stock rotation and market withdrawal shall be according to 21 CFR € 806.2(h). MDS shall issue a returned goods authorization to Schein for such inventory of MDS Products to be purchased by MDS. MDS agrees to purchase such inventory of MDS Product from Schein at a cost equal to Schein’s original purchase price from MDS, plus any shipping or freight charges.
   11.0 QUALITY CONTROL
     11.1 All MDS Products shall be subjected to a quality control inspection in accordance with MDS’s quality control standards and the applicable FDA regulations.
     11.2 The term “Lot” shall mean all MDS Products bearing the same lot number.
     11.3 If any customer of Schein returns to Schein MDS Products which fail to perform as intended when used in accordance with the labeled indications for use, such MDS Products may be returned to MDS, at MDS’ expense and option, provided that such MDS Products are returned within [**] days of Schein’s receipt of the customer complaint regarding the MDS Products. Prior to any MDS Product return, Schein shall submit a written request to MDS to accept the MDS Product return. Schein’s request shall include, at a minimum, the reason for the return or the relevant complaint reference, and the Code(s), quantities, and Lots of the MDS Products Schein wishes to return. MDS shall approve or reject Schein’s request within 10 days of receipt. MDS shall not unreasonably refuse to accept a return. Within [**] days of the receipt of such return, Schein shall receive, at its option, a credit or refund for such MDS Products returned to MDS, or by mutual agreement of Schein and MDS, Schein shall receive replacements for such MDS Products returned to MDS.
     11.4 In the event that Schein receives any complaint regarding the MDS Products, Schein shall notify MDS promptly using a complaint communication form which form shall be substantially in the form of Exhibit G. MDS will be responsible for evaluating these complaints and promptly submitting to Schein a statement of its findings and corrective actions as appropriate. Nothing in this section shall be deemed to relieve either party of its own reporting responsibilities under applicable FDA and MDD regulations.
     11.5 MDS shall be responsible for issuing all written and oral communications with third parties regarding any complaint about, alleged defect in, or recall of the MDS Products. Except as required by law, Schein will make no written or oral statements regarding any complaint about, alleged defect in, or recall of the MDS Products without the prior written approval of MDS.
     11.6 During normal Schein working hours, with prior written notice to Schein, and until Schein shall institute systems to control its MDS Product inventory on a strict MDS-lot by MDS-lot FIFO basis, Schein shall allow MDS to enter Schein’s facilities in which MDS’ Products are stored in order for MDS to determine inventories by MDS lot number. In addition, MDS shall have regulatory access to MDS Products in Schein’s inventory in order for MDS to obtain MDS Product samples or otherwise analyze MDS Products in Schein inventory for MDS trending purposes. Schein agrees to assist MDS in such action. MDS agrees to reimburse Schein for reasonable cost for Schein’s labor and handling resulting from Schein’s assistance for such action.
   12.0 GUARANTEE
     12.1 All MDS Products sold to Schein under this Agreement are hereby guaranteed by MDS, as of the time the title to the MDS Products is transferred to Schein, to be not adulterated or misbranded within the meaning of the Acts or any similar federal, state or local laws or regulations, and not articles which may not, under the provisions of Section 510, 514, 515 or 516 of the Acts, be introduced into interstate commerce. All MDS Products bearing the CE sold to Schein under this Agreement are hereby guaranteed by MDS, as of the time the title to the MDS Products is transferred to Schein to be not in violation of any applicable law or regulation of the MDD. If MDS breaches this guarantee with respect to any Lot, Schein may immediately return to MDS, at MDS’s expense, any MDS Products of such Lot received by Schein. At Schein’s option, MDS either will immediately credit Schein for such MDS Products, or repay to Schein any moneys paid by Schein for such MDS Products. Schein may purchase Products to replace any MDS Products which are in breach of this guarantee from another supplier.
   13.0 WARRANTIES AND INDEMNIFICATIONS
     13.1 MDS warrants that MDS Products sold to Schein under this Agreement are free from defects in design, workmanship and materials and are merchantable and fit for their intended purposes. EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, SECTION 12.1 AND IN THE LABELING FOR THE MDS PRODUCT, MDS MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, WRITTEN OR ORAL, EXPRESS OR IMPLIED, AS TO ANY OF THE MDS PRODUCTS, OR THEIR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND MDS HEREBY EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATION AND WARRANTY.

ALL OF THE WARRANTIES SET FORTH IN THIS SECTION 13.1 ARE VOID AND OF NO EFFECT IF THE MDS PRODUCTS ARE NOT STORED AND USED IN ACCORDANCE WITH THE DIRECTIONS ON THE LABELING OR PRODUCT INSERTS ACCOMPANYING THE MDS PRODUCTS.
     13.2 SCHEIN ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE PROVISIONS OF SECTION 13.3, MDS’ SOLE RESPONSIBILITY TO SCHEIN IN THE CASE OF BREACH OF THE FOREGOING WARRANTY SHALL BE FOR MDS, BY MUTUAL AGREEMENT OF SCHEIN AND MDS, TO REPAIR OR REPLACE THE MDS PRODUCTS WITH RESPECT TO WHICH SUCH WARRANTY IS BREACHED, OR, AT SCHEIN’S ELECTION TO RETURN ALL PAYMENTS MADE BY SCHEIN TO MDS WITH RESPECT TO SUCH MDS PRODUCTS OR TO CREDIT SCHEIN IN THE AMOUNT OF ALL PAYMENTS MADE BY SCHEIN TO MDS WITH RESPECT TO SUCH MDS PRODUCTS. IN NO EVENT SHALL MDS BE LIABLE FOR SCHEIN’S LOSS OF PROFITS, LOSS OF USE, OR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY KIND.
     13.3 MDS hereby indemnifies and agrees to hold Schein, its affiliates, successors and assigns harmless from and against all claims, liability, damage, cost or expense of Schein, including its attorneys’ fees, with respect to any Schein customer arising out of, or in connection with, or as a result of (i) the failure of any of the MDS Products to meet the warranty set forth in Section 13.1 at the time of delivery to Schein or (ii) usage of the MDS Products in accordance with instructions for use (if any) supplied from time to time by MDS. In order to discharge its obligations under this Section 13.3, MDS shall obtain and keep in force during the Term of this Agreement, product liability insurance with a limit of liability of not less than $3,000,000.
     13.4 MDS shall defend, indemnify and hold Schein harmless with respect to any liability of Schein for infringement of any patent or copyright arising out of the use or sale in the Territory of the MDS Products supplied to Schein under this Agreement. Schein shall communicate to MDS all charges of alleged infringement within a reasonable time after their receipt. Schein will cooperate fully with MDS in defending or otherwise resolving any charges of infringement. MDS will have full control of the defense of any litigation brought against Schein for alleged infringement by MDS Products supplied under this Agreement; however, Schein, at its expense, may be represented by its own counsel in any such litigation. MDS agrees to bear all other costs and expenses of litigation, including any bonds required by a court and its own attorneys’ fees in connection with such alleged infringement, and MDS will reimburse Schein for any disbursement made by Schein in satisfaction of any final judgment issued in such litigation.

     13.5 Schein shall indemnify and hold MDS harmless from any and all claims, liability, damages, loss, cost, or expense (including reasonable attorneys’ fees) arising out of, based on, or caused by (i) any product claims, representations, descriptions or other statements, whether oral or written, made or alleged to be made by Schein or its representatives in any advertising, publicity, promotion or sale of any of the MDS Products where such product claims were inconsistent with the labeling, and (ii) any product claim arising out of, based on, or caused by negligent handling of the MDS Products by Schein or its agents (including, without limitation, failure to sell MDS Products in the original, unopened Units of Sale, as described in Exhibit B).
   14.0 TERMINATION
     14.1 Either party may terminate this Agreement for any material breach of it by the other party, by giving ninety (90) days written notice to the other party, if such breach shall, as of the expiration of [**] day period, remain uncured.
     14.2 Either party may terminate this Agreement effective immediately upon the giving of notice, if the other party shall file a petition in bankruptcy, or shall be adjudicated as bankrupt, or shall take advantage of the insolvency laws of any state, or shall make an assignment for the benefit of creditors, shall be voluntarily or involuntarily dissolved, or shall have a receiver, trustee or other court officer appointed for its property.
   15.0 EFFECT OF TERMINATION
     15.1 No termination of this Agreement, other than by reason of breach of this Agreement by Schein or if Schein has received notice of termination pursuant to Section 14.2 of this Agreement, will relieve MDS from its obligation to deliver all MDS Products ordered pursuant to any Delivery Order of Schein properly placed by Schein in accordance with the provisions of this Agreement, nor will any termination, other than by reason of breach of this Agreement by MDS or if MDS has received notice of termination pursuant to Section 14.2 of this Agreement, relieve Schein from accepting and paying for all MDS Products ordered by Schein under any Delivery Order properly issued by Schein in accordance with the provisions of this Agreement or relieve Schein of its obligation pursuant to Section 4.3.
   16.0 MDS PRODUCT RECALL

     16.1 In the event that it shall be deemed necessary by MDS or Schein to recall from the U.S. and/or European market any of the MDS Products sold or distributed by Schein because the MDS Products are believed to violate any provision of any U.S. law or regulation or the MDD, subject to Section 16.4 below, MDS shall bear all out-of-pocket costs and expense of such recall, including, without limitation, refunds to customers for recalled MDS Products but only in an amount not to exceed the sum of the purchase price paid by Schein to MDS for the recalled MDS Products, the cost of notifying customers, and costs associated with the shipment of recalled MDS Products from customers to Schein, Schein to MDS or customers to MDS. Schein shall maintain complete and accurate records, for such periods as may be required by applicable law, of all the MDS Products sold by Schein. Schein may purchase from another supplier replacement Products for recalled MDS Products.
     16.2 In the event of a recall of any of the MDS Products sold by Schein, the parties will cooperate fully with each other in effecting such a recall, including without limitation promptly contacting any customer of Schein and communicating to such customer of Schein any information or instructions that either party may desire be communicated to such customer of Schein in conformance with the obligations of Section 11.5.
     16.3 Unless required by law, Schein shall not initiate any recall of MDS Products until Schein has consulted with MDS.
     16.4 In the event that Schein determines that it will recall any MDS Products sold or distributed by Schein because the MDS Products are believed to violate any provision of U.S. law, and MDS has not agreed with Schein’s determination, MDS may, once the recall has been substantially completed, have an arbitrator appointed by the American Arbitration Association who shall determine whether Schein’s determination to recall was necessary and reasonable; the arbitrator may require that Schein bear all costs, damages and expenses of such recall or may apportion such costs and expenses between the parties as the arbitrator deems just.
     16.5 Schein shall bear all costs and expenses of a recall of the MDS Products caused by the negligence of Schein or its agents.
   17.0 DISCLOSURE OF INFORMATION
     17.1 Unless specifically covered by a non-disclosure agreement between the parties hereto, any information disclosed by MDS or Schein to the other prior to or during the Term of this Agreement concerning the MDS Products has been or shall be disclosed on a non-confidential basis and neither party shall be liable for the disclosure or use of such information, except for any liability that may arise under any patent or copyright laws.
   18.0 OTHER PROVISIONS
     18.1 For purposes of enumerating the Purchase Commitment, BTL are pouched in arterial and venous line pairs and each pair is counted as one MDS Product. AVF may be supplied in pairs or individually. Each AVF Code pouched as a pair shall be counted as two (2) each-equivalents for the purpose of this Agreement. All other MDS Products are counted as eaches.
     18.2 All sales of MDS Products to Schein under this Agreement shall be subject to the provisions of this Agreement and shall not be subject to the terms and conditions contained in any Delivery Order of Schein, or confirmation or invoice of MDS except insofar as any such Delivery Order, confirmation or invoice establishes (i) the quantity of Codes ordered for delivery, (ii) the Due Date of such Codes, and (iii) the quantity of Codes to be delivered at each F.O.B. Location.
     18.3 This Agreement contains the entire agreement between the parties relating to the MDS Products and all prior proposals, discussions, and writings by and between the parties and relating to the subject matter herein are superseded by this Agreement. None of the terms of this Agreement shall be deemed to be waived by either party or amended unless such waiver or amendment is in writing and is signed by the party to be charged with such waiver or amendment, and such writing recites specifically that it is a waiver of, or amendment to, the terms of this Agreement.
     18.4 All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:
If to Schein:
General Counsel
Henry Schein, Inc.
135 Duryea Road,
Melville, NY 11747
If to MDS:

President
Medisystems Corporation
701 Pike Street, 16th Floor
Seattle, WA 98101
or to such other address as to which either party may properly notify the other. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.
     18.5 This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns. This Agreement shall be assignable by either party with the written consent of the other; provided, however, that either party may assign this Agreement to any entity controlled by or under common control with such party and in such event the assigning party shall provide the other party with written notice of such assignment.
     18.6 This Agreement is deemed to have been entered into in the State of New York and its interpretation, construction, and the remedies for its enforcement or breach are to be applied pursuant to and in accordance with the laws of the State of New York.
     18.7 In the event that a court of competent jurisdiction holds that particular provisions or requirements of this Agreement are in violation of any law, such provisions or requirements shall be enforced and shall remain in full force and effect to the extent they are not in violation of any such law or are not otherwise unenforceable, and all other provisions and requirements of this Agreement shall remain in full force and effect.
   19.0 DEFINITIONS
     The following list of defined terms used in this Agreement is provided for convenience only. Reference must be made to the relevant sections of this Agreement for the complete definitions.
     19.1 The “Acts” means the United States Federal Food, Drug and Cosmetic Acts (Section 10.1).

     19.2 “AVF” means extracorporeal access needle sets such as AVF needle sets, pheresis needle sets, ButtonHole needle sets, Vasca access needle sets and the like (Section 1.1).
     19.3 “Base Prices” means the prices indicated on Exhibit D as Base Prices which shall be the unrebated prices invoiced to Schein (Section 6.1).
     19.4 “BTL” means blood, dialysate and/or fluid sets for dialysis such as blood tubing sets, peritoneal sets, reversing connector sets, priming sets and the like (Section 1.1).
     19.5 “Codes” means the codes of each MDS Product that meet the Specifications (Section 3.1).
     19.6 “Competing Products” means any Products identical, similar or competitive to Exclusive Products (Section 4.3).
     19.7 “Contract Year” means the twelve-month period following the Effective Date and each subsequent twelve-month period of this Agreement (Section 4.2).
     19.8 “Delivery Order” means noncancellable monthly order(s) for MDS Products that Schein commits to purchase from MDS (Section 4.8.).
     19.9 “Delivery Window” means the period commencing [**] days prior to the Due Date and ending [**] days after the Due Date applicable to a Delivery Order (Section 5.3).
     19.10 “Due Date” means the requested delivery date provided by Schein on each Delivery Order that shall be not earlier than [**] days after the Order Date (Section 4.8).
     19.11 “Effective Date” means the date set forth in the preamble of this Agreement (Preamble).
     19.12 “Exclusive Products” means BTL and AVF that Schein agrees to sell in the Territory sourced only and exclusively from among MDS BTL and MDS AVF listed in Exhibit B (Section 4.3).
     19.13 “FDA” means the United States Food and Drug Administration (Section 10.1).
     19.14 “F.O.B. Location” means the F.O.B. location specified on Schein’s Delivery Order for shipment of MDS Products, freight and insurance paid (Section 5.1).

     19.15 “Lot” means all Products bearing the same lot number (Section 11.2).
     19.16 “MDD” means the Medical Device Directive of the Council of the European Community (Section 10.1).
     19.17 “MDS” means Medisystems Corporation, a Washington corporation (Preamble).
     19.18 “MDS Products” means Products under Specifications including MDS labeling which MDS controls and currently has produced by subsidiaries or contract manufacturers, i.e. MDS BTL, MDS AVF, MDS Needleless and MDS TP (Section 1.1).
     19.19 “Med/Surg Distributor” means a distributor who distributes general medical/surgical items such as syringes, gauze, drugs, etc. rather than one who distributes primarily dialyzers, dialysis services and/or dialysis machines. Med/Surg Distributors include [**] and other similar general medical surgical item distributors (Section 4.5).
     19.20 “Needleless” means antistick, plastic access needle/connectors and the like (Section 1.1).
     19.21 Intentionally left blank
     19.22 “Order Date” means that date prior to the [**] day of each month, or such later date as may be determined in accordance with Section 4.8 hereof, on which a noncancellable Delivery Order is deemed provided to MDS (Section 4.8).
     19.23 “Premiums” means premium freight and handling charges invoiced by MDS to Schein for (i) air freight, (ii) LTL shipments, (iii) expedited delivery, (iv) shipments of partial orders, or (v) other unusual or extra transportation expenses, if authorized in advance by Schein in writing (Section 6.4).
     19.24 “Products” means certain disposable medical devices useful in dialysis and pheresis therapies including the following examples: BTL, AVF, Needleless, TP (Section 1.1).
     19.25 “Purchase Commitment” means Schein’s commitment to purchase from MDS, by way of valid Delivery Orders only, not less than [**] pairs of MDS BTL and [**] each equivalents of MDS AVF during each [**] month period during the Term of this Agreement (Section 4.3).

     19.26 “[**]” means an agreement relating to [**] in the event that Schein and MDS [**], after Schein and MDS [**].
     19.27 “Schein” means Henry Schein, Inc., a Delaware corporation with offices at 135 Duryea Road, Melville, NY 11747 and its affiliates (Preamble).
     19.28 “Specifications” means the specifications of the Codes as set forth in Exhibit C, or as such Exhibit may be amended from time to time pursuant to Sections 9.1 or 9.2 hereof, or as modified by Section 9.3 (Section 3.1).
     19.29 “Term” means the two (2) year period beginning on the Effective Date of this Agreement and any extensions thereof (Section 2.1).
     19.30 “Territory” means the countries set forth in Exhibit A (Section 1.1).
     19.31 “TP” means air filters, such as transducer protectors, diagnostic pressure measurement devices and the like (Section 1.1).
     19.32 “Unit of Sale” means the packaging which comprises multiples of each Code, whether such Codes are individually pouched or not, in cartons which are sealed, shippable and contain all such Codes’ labeling or references required by end-users and are described in Exhibit B (section 10.5).
     19.33 “Vendor Notice of Change” means the form set forth in Exhibit F (Section 9.3).

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the date first set forth above.

MEDISYSTEMS CORPORATION

By:	/s/ David S. Utterberg
David S. Utterberg
President
Henry Schein, Inc.

By:	/s/ Richard G. Alexander

Name:	Richard G. Alexander
Title:	Vice President

Exhibit A
Territory
The Territory is the United States of America.

Exhibit B
List of Codes

Minimum Quantity
		Unit of	per Code per	U/M per	Units of Sale	Cases
		Measure	Delivery Order per	Inner Box	(Units per	per	Case Dimensions	Pallet Dimensions
Product Line	Code	(See note)	FOB Location	or Bag	Case)	Pallet	(L X W X H) in Inches	(L x W x H) in Inches
MDS BTL — Manufactured in Mexico
	D3-8630M9795	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	D3-9630M9793 D3-9630M9795	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	D3-9633M9793 D3-9633M9795	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	D3-9642M9795	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	D3-9680M9793 D3-9680M9795	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	D3-9681M9793 D3-9681M9795	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	D3-9682M9795	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	D3-9692M9793 D3-9692M9795	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	D3-9696M9793 D3-9696M9795	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	D3-9892M9795	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	K3-9992M9792	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	SL-2000M2095	Pr	[**]	[**]	[**]	[**]	[**]	[**]
MDS BTL — Manufactured In Thailand
	K3-8630/9795	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	K3-9601/9700	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	K3-9603/9750	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	K3-9603/9792	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	K3-9605/9795	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	K3-9630/9750	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	K3-9642/9795	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	K3-9689/9793	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	K3-9690/9792	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	K3-9691/9792	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	K3-9692/9793	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	K3-9694/9793	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	K3-9696/9793	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	K3-9892/9795	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	K3-9990/9792	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	K3-9992/9792	Pr	[**]	[**]	[**]	[**]	[**]	[**]
MDS BTL Special Codes — Manufactured in Thailand
	B3-3632/3705	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	B3-4630/4705	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	B3-6604/6792	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	B3-6605/6792	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	M3-9676/9795	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	M3-9792	Ea	[**]	[**]	[**]	[**]	[**]	[**]

Minimum Quantity
		Unit of	per Code per	U/M per	Units of Sale	Cases
		Measure	Delivery Order per	Inner Box	(Units per	per	Case Dimensions	Pallet Dimensions
Product Line	Code	(See note)	FOB Location	or Bag	Case)	Pallet	(L X W X H) in Inches	(L x W x H) in Inches
MDS AVF — Manufactured in Thailand
See Note for Explanation of Coding
	BH-30XY	Ea	[**]	[**]	[**]	[**]	[**]	[**]
	BH-40XY	Ea
	BH-70XY	Ea	[**]	[**]	[**]	[**]	[**]	[**]
	BH-76XY	Ea
	D9-20XYBB	Ea	[**]	[**]	[**]	[**]	[**]	[**]
	D9-20XYMGLB	Ea	[**]	[**]	[**]	[**]	[**]	[**]
	M9-30XYBB	Ea	[**]	[**]	[**]	[**]	[**]	[**]
	S9-40XYBB	Ea	[**]	[**]	[**]	[**]	[**]	[**]
	S9-50XYBB	Ea	[**]	[**]	[**]	[**]	[**]	[**]
	D9-60XYBB	Pr	[**]	[**]	[**]	[**]	[**]	[**]
	S9-70XYBB	Ea	[**]	[**]	[**]	[**]	[**]	[**]
	S9-70XYMGLB	Ea	[**]	[**]	[**]	[**]	[**]	[**]
	S9-74XYBB	Ea
	S9-76XYBB	Ea
	V9-92XYD/G	Ea	[**]	[**]	[**]	[**]	[**]	[**]

MDS TP — Manufactured in Mexico
	M8-2006	Ea	[**]	[**]	[**]		[**]	[**]
	M8-8000 Access Alert	Pr	[**]	[**]	[**]	[**]	[**]	[**]
MDS DPS — Manufactured in Mexico
	M4-9440	Ea	[**]	[**]	[**]	[**]	[**]	[**]
MDS Medic — Manufactured in Mexico
	M8-5007	Ea	[**]	[**]	[**]	[**]	[**]	[**]

NOTES:	Unit of Measure “Pr” means Pair, “Ea” means Each.

[**]

Minimum Delivery Order Quantities to each FOB Location:
Products Manufactured In Thailand, Combined: [**] pallets or exact multiples thereof.
Products Manufactured in Mexico, Combined: [**] pallets or exact multiples thereof.

Ex. C — Specifications
(sample page)
[**]

Exhibit D
Base Prices

Blood Tubing Sets (BTL)
All ReadySet® Codes except “Specials”	$[**]/pr

Specials

B3-3632/3705	$[**]/pr
B3-4630/4705	$[**]/pr
B3-6604/6792	$[**]/pr
B3-6605/6792 and B3-6606/6792	$[**]/pr
M3-9676/9795	$[**]/pr
M3-9792	$[**]/pr

StreamLine Airless Sets

SL-2000M2095	$[**]/pr

AV Fistula Needles (AVF):

Single Pack, Fixed Wing, Clamp/BE	$[**]/ea
TwinPack+™, Fixed Wing, Clamp/art.BE	$[**]/ea equiv.
Single Pack, Fixed Wing, Clamp/BE/MasterGuard	$[**]/ea
TwinPack+, Fixed Wing, Clamp/art.BE/MasterGuard	$[**]/ea equiv.
Single Needle, Fixed Wing, 16” tubing, Clamp/BE	$[**]/ea

Add for Rotatable Hub	$[**]/ea
Add for ButtonHole™ AVF	$[**]/ea
Add for 16” Tubing	$[**]/ea
Add for 3/5” Cannula	$[**]/ea
Add for CE Mark, Multi-language labeling	$[**]/ea
See Section 18.1 for information on how TwinPack+ AVF are counted.

Dialysis Priming Sets (DPS):

All Quantities
M4-9440 With Needleless Access Port	$[**]/ea

Transducer Protectors (TP):

M8-2006 ViraGuard®, Viral Retentive	$[**]/ea
M8-8000 Access Alert® Filters	$[**]/pr

Medic®Anti-Stick Plastic Needles (Medic):

M8-5007 Sterile bevel tip Medic (bucket pkg)	$[**]/ea

Miscellaneous

M8-8100 Access Alert Pressure Gauge	$[**]/ea

Note 1: Prices are for delivery to the following FOB Locations
          Schein Warehouse, Reno, NV
          Schein Warehouse, Denver, PA
          Schein Warehouse, Grapevine, TX
          Schein Warehouse, Indianapolis, Indiana
          Schein Warehouse, Jacksonville, Florida
Note 2: See Exhibit A for the list of “Special BTL Codes”.

Exhibit E
Net Margins* to Schein by [**]

MDS BTL (Standard ReadySets)	Net Margin per BTL pair
[**]	$[**]
[**]	$[**]

MDS BTL (StreamLine Code SL-2000M2095)	Net Margin per BTL pair
[**]	$[**]
[**]	$[**]

MDS AVF (TwinPack+ w/MasterGuard)	Net Margin per AVF pair
[**]	$[**]
[**]	$[**]

*	Net Margin = [**]

Exhibit F
VENDOR NOTICE OF CHANGE
Reference is made to the Extracorporeal Disposables Distribution Agreement dated                      between Medisystems Corporation (MDS) and Henry Schein Incorporated (Schein), pursuant to which MDS has agreed to notify Schein in writing of any substantial change in design, components, or packaging of the MDS Products which may necessitate in-servicing or notification to end-users:
MDS hereby notifies Schein of the following change:

Plans for initiation of this change are as follows:

MEDISYSTEMS CORPORATION

By:

Signature

Name:

Title:

Date:

Exhibit G
Medisystems Field Experience Worksheet
Date Received:
Received Via (Circle): Fax, Telephone, Letter     From:
Received By:
Incident Date:
No. of Patients/Donors:                          No. of Incidents:
Product Code:
Lot Numbers(s):
No. of Products Involved:
Complainant: Name:
Title:
Health Care Professional (Circle): Yes/No
Occupation:
Facility:
Address:
City:                      State & Zip:
Telephone: (___)
Complainant’s Ref. No:
Distributor(s):
Contact:
Complaint Description:

Patient/Donor Injury? (Circle): Yes / No

If yes, describe injury and any medical intervention (i.e., transfusion) required:

Blood Loss? (Circle): Yes/No.	Amount of Blood Loss:	<20cc. 20-100cc. >100cc.
Exact Amount if Available; if not circle closest estimate
As appropriate list device and/or machine codes and lots which interfaced with the complaint device: Item:
Code:                      Lot:
Item:                      Code:                      Lot:
 Will the complainant return samples? Yes / No.
Samples may be returned via Fedex with billing to Medisystems Account # 1058-39626
Did the user clinic or distributor file a MedWatch form with the FDA? (Circle) Yes / No

(Signature)	(Date)
Immediately fax form with all available information to Medisystems Seattle
(206) 621-6501.FRM-14-002a Rev 00

Exhibit H
[**] Format

	Customer/				[**]	Extended							Ship To		Ship	Ship To	Ship
External	Supplier Item	Quantity	File	Net	Per Unit	[**]		Shipped	Invoice	Order	Ship To	Ship To	Address	Ship To	To	Postal	To	Adj.
Contract	Number	Shipped	Cost	Cost	Amount	Amount	Order Date	Date	Number	Number	Number	Name	Lines	City	ST	Code	Ctry	Schedule
[**]	K3-9690/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	7028506	5015015	773650	[**]	[**]	[**]	OH	434208550	US	[**]
[**]	K3-9690/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	7028506	5015015	773650	[**]	[**]	[**]	OH	434208550	US	[**]
[**]	K3-9690/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	7028506	5015015	773650	[**]	[**]	[**]	OH	43420550	US	[**]
[**]	K3-9690/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	7028506	5015015	773650	[**]	[**]	[**]	OH	43428550	US	[**]

Exhibit I
[Date)
Mr. Richard Alexander
Vice President, Dialysis Division
Henry Schein, Inc.
135 Duryea Road
Melville, NY 11747
Dear Dick,
Per the Extracorporeal Disposables Distribution Agreement between Medisystems Corporation (“MDS”), and Henry Schein, Inc. (“Schein”), (the “Agreement”), following are a listing of items to be addressed by Henry Schein pursuant to the Delivery Order(s) placed by Schein to MDS on                     .
Order Quantity: Pursuant to section 4.9 of the Agreement, “MDS shall not be required to accept any Schein Delivery Orders with a common Order Date to the extent that the quantity of Codes in any Code Group so ordered exceeds [**] percent ([**]%) of the average monthly quantity ordered during the immediately preceding [**] months.”
The table below depicts the averages of Delivery Orders accepted over the most recent [**]-month period, the calculated maximum on-time delivery quantities per the Agreement, and the                      Delivery Order quantities placed by Schein in                                                                        :

[**]-mo.
	Avg. of		Original
	orders		Orders	Orders	Contractual	Contractual
	accepted	[**]%	Placed	accepted	Overage	Overage not
	(____-____)	Maximum			Accepted	Accepted
AVF Manufactured in Thailand (ea)

BTL Manufactured in Thailant (pr)

BTL Manufactured in Mexico (pr)
The quantities listed in the Contractual Overage section are accepted for delivery to Schein at dates exceeding the standard [**] day lead time window, with estimated delivery dates to be confirmed to Schein via monthly Order Fulfillment Reports.
Order Date: Pursuant to section 4.8 of the Agreement, “Any Delivery Order provided to MDS after the [**] day of the month shall be deemed to have an Order Date on the [**] day of the subsequent month.”

Exhibit I
The orders placed on                      are accepted as Delivery Orders placed on the [**] and for delivery to Schein (for the quantities accepted for on-time delivery) within the [**] day lead time delivery window from the accepted order date of                     .
Obsolete Inventory / Excess Inventory: Pursuant to section 8.9 of the Agreement, “if MDS notifies Schein that Schein is placing an order for Products that MDS reasonably believes will become Obsolete Inventory or considered Excess Inventory by Schein before such product can be sold, and notwithstanding such advice Schein refuses to revise such orders within [**] business days, and orders such volume, MDS will not accept the return of such Products.”
MDS Client Services and Schein’s purchasing group have agreed on revised quantities on the delivery orders placed in                      per MDS’ notification. No further action is required at this time.
Purchase Commitment: Pursuant to section 4.3 of the Agreement, “during each [**] month period during the Term of this Agreement, Schein shall purchase from MDS, by way of valid Delivery Orders (as hereinafter defined) only, not less than [**] pairs of MDS BTL and [**] each-equivalents of MDS AVF (the “Purchase Commitment. The failure of Schein to order the minimum quantities of the Purchase Commitments shall be a material breach of this Agreement, and shall entitle MDS to terminate this Agreement pursuant to Section 14.1 hereof and to seek any and all other remedies provided for in this Agreement.”

Month	AVF (Ea)	BTL (Pr)
*
*
*
Totals
Purchase Commitment

*Final order quantity after mutually agreed upon revisions/
Additional Discount: Pursuant to section 6.5 of the Agreement, “Schein will qualify for an additional [**]% discount (“Additional Discount”) from MDS, provided their Net Purchases (as hereinafter defined) from MDS are greater than $[**] over the most recent [**]-month period. If Schein does qualify for such Additional Discount, the Additional Discount will be calculated at the conclusion of the calendar quarter, and shall be credited to Schein within [**] days of the end of the calendar quarter. Net Purchases are equal to the dollar amount invoiced by MDS to Schein, less all credits and discounts, including but not limited to all product returns, [**] and quick-pay discounts.”
The following are Schein’s Net Purchases over the [**]-month period ending ___/___/___:

	MDS		Less:
Month	Invoices	Less: Credits	Discounts	Less: [**]	Less: Returns	Net Purchases

Totals
Requirement	N/A	N/A	N/A	N/A	N/A	$	[**]

Exhibit I
Obsolete or Excess Inventory: Pursuant to section 8.9 of the Agreement, “To the degree that Schein has Obsolete Inventory or Excess Inventory (as hereinafter defined) and Schein advises MDS of such Product inventory, Schein and MDS will make reasonable cooperative efforts to transfer to other MDS Contract Distributors; return to MDS; or promote to Schein’s customers at a reduced price. Products that are no longer sold by MDS as a Code or specification (“Obsolete Inventory”) or Products considered by Schein to be at inventory levels greater than sales projections (“Excess Inventory”) may be requested for return to MDS, up to a maximum of [**]% of the rolling [**] months Sales from MDS to Schein, as measured on a pro rata basis at the end of each calendar quarter during the Term of this Agreement, or $[**] per calendar quarter, whichever is greater, (“Quarterly Credit”) without carryover of such Quarterly Credit, provided that any such Products returned to MDS are no older than [**] months after Sterilization Date.”
The following are MDS’ Sales to Schein over the past 12 months, by quarter:

Quarter	Sales
Q_ ____
Q_ ____
Q_ ____
Q_ ____
Totals
[**]% of Sales
[**]% of Sales, pro-rata
Fixed amount per quarter	$	[**]
Amount submitted by Schein for return (Q_ ____)
Amount agreed to for return (Q_ ____)
Excess not allowed for return, if any (Q_ ____)
Thank you for your attention,
Sincerely,
Melanie Imperial
Senior Vice President
Medisystems Corporation

cc:	Henry Schein Inc.
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Medisystems Corporation
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Exhibit I

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